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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of RF Monolithics, Inc. on Form S-8 for the 1999 Equity Incentive Program of our report dated October 14, 1998, appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 1998.


DELOITTE & TOUCHE LLP

Dallas, Texas
July 20, 1999